                                                                   EXHIBIT 5.1


                         [O'CONNOR CAVANAGH LETTERHEAD]



                                 March 2, 1999


Action Performance Companies, Inc.
4707 E. Baseline Road
Phoenix, Arizona 85040

         Re:  REGISTRATION STATEMENT ON FORM S-3
              ACTION PERFORMANCE COMPANIES, INC.

Gentlemen:

         We have acted as legal counsel to Action Performance Companies, Inc. (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about March 2, 1999 under the Securities Act of 1933, as amended, covering an aggregate of 149,199 shares of the Company's common stock, par value $.01 per share (the "Common Stock") that may be sold from time to time by certain of the Company's shareholders (the "Selling Shareholders") (all such shares of Common Stock collectively called the "Shares").

         With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

         Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to such further limitations and qualifications set forth below, it is our opinion that the Shares will be validly issued, fully paid, and non-assessable when (a) the Registration Statement as then amended shall have been declared effective by the Commission, and (b) the Shares have been sold by the Selling Shareholders as described in the Registration Statement.